                        CASS INFORMATION SYSTEMS, INC.

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                TO BE HELD ON
                                APRIL 16, 2001



TO THE SHAREHOLDERS:

    The Annual Meeting of Shareholders of Cass Information Systems, Inc. will be held at the offices of Cass Information Systems, Inc. located at 13001 Hollenberg Drive, Bridgeton, Missouri on Monday, April 16, 2001, at 11:00 a.m., for the following purposes:

    1. To elect three Directors for three year terms and until the 2004 Annual Meeting.

    2. Ratification of the selection of KPMG LLP as independent public accountants for 2001.

    3. To act upon such other matters as may properly come before the meeting.

    The close of business on March 5, 2001 has been fixed as the record date for determining shareholders entitled to notice of and to vote at the Meeting.

                                    By Order of the Board of Directors,


                                    Eric H. Brunngraber
                                    Secretary

March 19, 2001
Bridgeton, Missouri





    ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU INTEND TO BE PRESENT, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE STAMPED AND ADDRESSED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE. SHAREHOLDERS CAN HELP THE COMPANY AVOID UNNECESSARY EXPENSE AND DELAY BY PROMPTLY RETURNING THE ENCLOSED PROXY CARD. THE PRESENCE, IN PERSON OR BY PROPERLY EXECUTED PROXY, OF A MAJORITY OF THE COMMON STOCK OUTSTANDING ON THE RECORD DATE IS NECESSARY TO CONSTITUTE
A QUORUM AT THE ANNUAL MEETING.

                        CASS INFORMATION SYSTEMS, INC.
                            13001 Hollenberg Drive
                          Bridgeton, Missouri 63044

                               PROXY STATEMENT

                        Annual Meeting of Shareholders
                          to be held April 16, 2001

    This Proxy Statement is being furnished to the common shareholders of Cass Information Systems, Inc. (the "Company") on or about March 19, 2001 in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the annual meeting of shareholders (the "Annual Meeting") to be held on April 16, 2001 at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting, and at any adjournment or postponement of that meeting.

    Holders of shares of common stock, par value $.50 per share ("Shares" or the "Common Stock"), of the Company at its close of business on March 5, 2001, (the "Record Date") are entitled to receive notice of and vote at the Annual Meeting. On the Record Date, 3,282,449 shares of Common Stock were outstanding. Holders of record of Common Stock (the "Shareholders") are entitled to one vote per share of Common Stock they held of record on the Record Date on each matter that may properly come before the Annual Meeting.

    A plurality of the votes of Shareholders cast at the Annual Meeting is required for the election of each director. Ratification of the selection of independent accountants requires the affirmative vote of holders of a majority of the shares of Common Stock voted. Abstentions and broker non-votes are counted in the number of shares present in person or represented by proxy for purposes of determining whether a quorum is present, but not for purposes of election of directors or ratification of the selection of independent accountants.

    Management of the Company ("Management"), together with members of the Board of Directors of the Company ("Board"), in the aggregate, directly or indirectly controlled approximately 23.83% of the Common Stock outstanding on the Record Date.

    Shareholders of record on the Record Date are entitled to cast their votes in person or by properly executed proxy at the Annual Meeting. The presence, in person or by properly executed proxy, of a majority of the Common Stock outstanding on the Record Date is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present at the time the Annual Meeting is convened, the Company may adjourn or postpone the Annual Meeting.

    All Common Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not properly revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted FOR the election of the Board's director nominees and FOR the
              ---                                                   ---
ratification of the selection of independent accountants. The Board of Directors of the Company does not know of any matters, other than the matters described in the Notice of Annual Meeting attached to this Proxy Statement, which will come before the Annual Meeting.

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the Annual Meeting, a written notice of revocation bearing a date later than the date of the proxy, (ii) duly executing and dating a subsequent proxy relating to the Common Stock and delivering it to the Secretary of the Company at or before the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to: Corporate Secretary, Cass Information Systems, Inc., 13001 Hollenberg Drive, Bridgeton, Missouri 63044 (telephone number
(314) 506-5500).

    The proxies are solicited by the Board of Directors of the Company.
In addition to the use of the mails, proxies may be solicited personally or by telephone or facsimile transmission, by directors, officers or regular employees of the Company or persons employed by the Company for the purpose of soliciting proxies. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of Common Stock held of record by such persons, and will be reimbursed by the Company for expenses incurred therewith. The cost of solicitation of proxies will be borne by the Company.


             The date of this Proxy Statement is March 19, 2001.

                            ELECTION OF DIRECTORS

    Pursuant to the by-laws of the Company, the Company's Board of Directors is divided into three classes of approximately equal numbers of directors. Each of the 11 directors is elected for a three-year term, and the term of each class of directors expires in a different year.

    Directors who are not officers of the Company receive a $300 monthly retainer fee, a $600 fee for attendance at each meeting of the Board and a $400 fee for attendance at each meeting of a Committee of the Board.

    The nominees for election to the Board of Directors are Mr. Collett, Mr. Shepard and Mr. Signorelli, each of whom is a current director of the Company. THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS.

    The members of the Company's Board of Directors whose terms will continue after the meeting, including the nominees for re-election to the Board, with certain information about each of them, including their principal occupations for the past five years, are listed below:

                                             Principal Occupation
        Director                             During Past 5 Years
        --------                             -------------------
Robert J. Bodine                             Chairman, Bodine
        Age: 76                              Aluminum, Inc.
Director since 1966                          (manufacturer)
Current term expires 2003

Bryan S. Chapell                             President, Covenant
        Age: 46                              Theological Seminary
Director since 1998
Current term expires 2002

Lawrence A. Collett                          Chairman of the Board of the Company &
        Age: 58                              subsidiaries since 1992;
Director since 1983                          Chief Executive Officer of the Company &
Current term expires 2001                    subsidiaries since 1990
                                             Mr. Collett is a nominee for re-election
                                             to the Board of Directors

Thomas J. Fucoloro                           Consultant
        Age: 75
Director since 1986
Current term expires 2003

Harry J. Krieg                               Consultant to the Company;
        Age: 76                              Chairman of the Company & subsidiaries,
Chairman Emeritus, since 1992                1975 - 1992
Director since 1962
Current term expires 2003

Howard A. Kuehner                            Investor
        Age: 85
Director since 1966
Current term expires 2003

Jake Nania                                   Investor
        Age: 76
Director since 1967
Current term expires 2002


                                      3


                                             Principal Occupation
        Director                             During Past 5 Years
        --------                             -------------------
Irving A. Shepard                            President, Venture
        Age: 83                              Consultants, Inc.
Director since 1970                          (consulting company)
Current term expires 2001                    Mr. Shepard is a nominee for re-election
                                             to the Board of Directors

Andrew J. Signorelli                         Vice President, Andrews Educational
        Age: 61                              & Research Center; Founder,
Director since 1986                          Hope Educational & Research Center
Current term expires 2001                    Mr. Signorelli is a nominee for re-election
                                             to the Board of Directors

John J. Vallina                              President of Cass Bank, since 1992
        Age: 58
Director since 1992
Current term expires 2002

Bruce E. Woodruff                            Attorney; of counsel to Armstrong
        Age: 70                              Teasdale LLP
Director since 1995
Current term expires 2002


COMMITTEES

    The Company's Board of Directors has standing Discount, Audit and Compliance, and Compensation Committees. The Discount Committee is composed of Mr. Signorelli, Mr. Fucoloro, Mr. Krieg, Mr. Collett and Mr. Vallina.
The Audit and Compliance Committee is composed of Mr. Fucoloro, Mr. Kuehner, Mr. Krieg, Mr. Shepard and Mr. Woodruff. The Compensation Committee is composed of Mr. Shepard, Mr. Signorelli and Mr. Bodine.

    The Discount Committee, which met 24 times during 2000, examines and approves loans and discounts and exercises the authorization of loans and discounts.

    The Audit and Compliance Committee, which met 4 times during 2000, recommends to the Board independent auditors to perform audit and non-audit services, reviews the scope and results of such services, reviews with management and the independent auditors any recommendations of the auditors regarding changes and improvements in the Company's accounting procedures and controls and management's response thereto, and reports to the Board after each Audit Committee meeting. In addition, the Committee meets with the Company's Internal Auditors on a quarterly basis to review the scope and results of such services.

    The Compensation Committee, which met 2 times during 2000, reviews and recommends to the Board the salaries and all other forms of compensation of the officers of the Company and its subsidiaries.

    During 2000, there were 13 meetings of the Board of Directors. Each director attended at least 75% or more of the aggregate number of meetings of the Board and committees on which he served.

EXECUTIVE OFFICERS

    The executive officers of the Company, their ages and their positions with the Company and subsidiaries are set forth below. All officers serve at the pleasure of the Company's Board of Directors.


       Name                    Age                             Positions
       ----                    ---                             ---------
Lawrence A. Collett             58              Chairman and Chief Executive Officer of the
                                                Company and subsidiaries; Director of the
                                                Company and subsidiaries

Eric H. Brunngraber             43              Vice President-Secretary and Chief Financial
                                                Officer of the Company and subsidiaries

William C. Bouchein             65              Vice President - Treasurer of the Company



EXECUTIVE COMPENSATION

    The following table summarizes compensation earned or awarded for the three years ended December 31, 2000 to each of the executive officers of the Company.


                                                                      Long Term Compensation
                                                                      ----------------------
                                            Annual Compensation     Restricted     Securities
Name and                                    -------------------     Stock Awards   Underlying          All Other
Principal Position                Year     Salary ($)  Bonus ($)    ($) (1) (2)    Options (#)    Compensation ($) (3)
------------------                ----     ----------  ---------    -----------    -----------    --------------------
Lawrence A. Collett               2000     $291,000     $58,200         --             --                $3,840
Chairman and                      1999      291,000      42,800       126,250        25,000               4,116
Chief Executive Officer           1998      266,000      64,400         --             --                 4,650
of the Company and
subsidiaries; Director of the
Company and subsidiaries

Eric H. Brunngraber               2000     $111,600     $27,500         --             --                $2,321
Vice President - Secretary        1999      106,600      21,500         --            4,000               2,321
and Chief Financial Officer       1998      101,600      28,000         --             --                 2,537
of the Company and
subsidiaries

William C. Bouchein               2000     $134,500      $9,500         --             --                $5,999
Vice President - Treasurer        1999      132,500      13,500         --            2,400               4,556
of the Company                    1998      130,000      22,000         --             --                 5,910


(1) Awards for restricted stock for performance in 1999 made to Mr. Collett on January 19, 1999, pursuant to the terms of the Company's 1995 Restricted Stock Bonus Plan. The value of restricted stock was calculated by multiplying the average of the high and low market price of the Company's stock on the date of the award by the number of shares awarded. Shares are subject to a three-year vesting schedule, with 1/3 of the shares vesting each year on the anniversary date of the awards, beginning January 19, 2000. These restricted shares are entitled to vote and to be paid normal cash dividends.

(2) At December 31, 2000 the unvested restricted stock holding of Mr. Collett consisted of the 3,333 shares awarded on January 19, 1999, with a value of $58,328 based on the market value of the Company's shares at December 31, 2000.


                                      5


(3) These amounts represent Company matching contributions paid on behalf of the executive under the Company's 401(k) Plan (in 2000 contributions were $2,550 for Mr. Collett, $2,041 for Mr. Brunngraber, and $2,189 for Mr. Bouchein) and the imputed value of group term life premiums paid on their behalves (in 2000 premiums were $1,290 for Mr. Collett, $274 for Mr. Brunngraber and $3,810 for Mr. Bouchein).


STOCK OPTION PLAN / STOCK BONUS PLAN

    During May 1995, the Company's Board of Directors established the
1995 Performance-Based Stock Option Plan (the "Option Plan") and the 1995 Restricted Stock Bonus Plan (the "Bonus Plan"). These plans were adopted to aid the Company in securing and retaining qualified personnel. The Option Plan provides for the granting of options on up to 400,000 shares of the Company's common stock. The following table summarizes stock options outstanding as of December 31, 2000:

                                                    Weighted Average
           Exercise               Options              Remaining
            Price               Outstanding         Contractual Life
           --------             -----------         ----------------
            $10.32                80,070               3.02 years
             20.36                 6,000               3.76
             23.00                 3,500               5.00
             24.63                 2,000               5.00
             25.25                61,350               5.00
             25.45                 8,500               3.70

    Of these shares 57,337 were exercisable with a weighted average exercise price of $11.11. These options vest over a period not to exceed seven years, but the vesting period can be accelerated based on the Company's attainment of certain financial operating performance criteria.

    The Bonus Plan provides for the issuance of up to 100,000 shares of the Company's common stock. As of December 31, 2000, an aggregate of 52,900 shares of the Company's common stock had been awarded. Interest in the shares of common stock awarded under the Bonus Plan vest over a three-year period. Common stock awarded under the Bonus Plan is accounted for through the establishment of a contra shareholders' equity account. This contra shareholders' equity account is amortized against income over the vesting period of the stock awards.


OPTION GRANTS IN 2000

    There were no options granted to the above named executive officers in 2000.


OPTIONS EXERCISED IN 2000 AND YEAR-END OPTION VALUES

    The following table summarizes options exercised during 2000, and the values of options outstanding on December 31, 2000, for the executive officers named above.

                                                             Number of
                                                            Securities              Value of
                                                             Underlying            Unexercised
                                                            Unexercised           In-the-Money
                                                             Options at            Options at
                        Shares                            Fiscal Year-End        Fiscal Year-End
                     Acquired on          Value            Exercisable/           Exercisable/
                     Exercise (#)      Realized ($)      Unexercisable (#)      Unexercisable ($)
                     ------------      ------------      -----------------      -----------------

Mr. Collett               --                --            22,232 / 30,768      $159,626 / $41,414

Mr. Brunngraber           --                --              4,966 / 9,034       $29,682 / $13,398

Mr. Bouchein            2,064            $19,077              --  / 3,636           --   / $8,874

DEFINED BENEFIT RETIREMENT PLANS

RETIREMENT PLAN FOR EMPLOYEES OF CASS INFORMATION SYSTEMS, INC.

    All officers of the Company and subsidiaries are participants in the Retirement Plan for Employees of Cass Information Systems, Inc., which covers all full-time employees. Upon retirement, participants in the plan will begin to receive monthly payments equal to one-twelfth of the sum of:

         (a) .9% of Final Average Earnings multiplied by the number of years of participation, plus

         (b) .5% of Final Average Earnings in excess of Covered
             Compensation multiplied by years of participation.

    Final Average Earnings is defined as the average annual total compensation for the five consecutive years of highest earnings during the last ten years of employment. Covered Compensation is the average of the maximum social security taxable wage bases in effect for each calendar year during the 35-year period ending with the year in which retirement age is attained under the Social Security Act. Earnings covered by the Plan equal total compensation as reported in the Summary Compensation Table, including any amounts deferred under the Cass Information Systems, Inc. 401(k) Plan, plus any non-cash compensation reported on Internal Revenue Service Form W-2.

    Normal retirement under the Plan commences at age 65. At normal retirement the years of participation under the Plan for the executive officers listed in the Compensation Table would be as follows: Mr. Collett-41; Mr. Brunngraber-41; Mr. Bouchein-13.

    The following table shows the estimated annual benefits payable at retirement under the Retirement Plan for Employees of Cass Information Systems, Inc., assuming a straight-life annuity with 120 months guaranteed.

                                    ESTIMATED ANNUAL RETIREMENT BENEFIT (1)(2)
                                    -----------------------------------
   Final                             Years of Service Credited at Retirement
  Average                            ---------------------------------------
  Earnings          10          15          20          25          30          35          40
--------------------------------------------------------------------------------------------------
$ 125,000       $ 15,500    $ 23,300    $ 31,100    $ 38,900    $ 46,600    $ 54,400    $ 62,200

  150,000         19,000      28,600      38,100      47,600      57,100      66,700      76,200

  175,000         21,800      32,800      43,700      54,600      65,500      76,500      87,400

  200,000         21,800      32,800      43,700      54,600      65,500      76,500      87,400


(1) Estimated benefit calculation assumes retirement at age 65 in the year 2002 with no increase in the maximum social security taxable wage base after 2000.

(2) Estimated benefits would be subject to Internal Revenue Service maximum retirement limitations in effect at the retirement date. The maximum compensation that may be recognized for determining benefits in 2000 is $170,000.


SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

    In addition to the above defined benefit plan, in 1998 the Company established the Cass Information Systems, Inc. Supplemental Retirement Plan, which covers key executive officers of the Company. This supplemental plan was designed to provide additional retirement benefits to key executives whose benefits are limited by the Internal Revenue Service under the Company's qualified plan.

    Upon retirement, participants in the plan will receive monthly payments equal to one twelfth of 70% of Final Average Earnings and reduced proportionately for length of service less than 25 years and reduced by the participant's:

         (a) Qualified retirement plan benefit,

         (b) Primary social security benefit, and

         (c) 401(k) hypothetical annuity

    Final Average Earnings, normal retirement age and years of participation at normal retirement are the same as under the Retirement Plan for Employees of Cass Information Systems, Inc., except non-cash compensation is excluded from Final Average Earnings.

    The following table shows the estimated annual benefits payable at retirement under the Supplemental Executive Retirement Plan, assuming a straight-life annuity with 120 months guaranteed.

                                     ESTIMATED ANNUAL RETIREMENT BENEFIT (1)
                                     -----------------------------------
   Final                             Years of Service Credited at Retirement
  Average                            ---------------------------------------
  Earnings          10          15          20          25          30          35          40
--------------------------------------------------------------------------------------------------

$ 125,000       $   --      $  1,900    $ 11,600    $ 21,300    $ 13,600    $  5,800    $   --

  150,000           --         5,100      16,600      28,100      18,600       9,000        --

  175,000            200      10,600      24,200      37,800      26,900      15,900       5,000

  200,000          7,200      21,100      38,200      55,300      44,400      33,400      22,500

  300,000         35,200      63,100      94,200     125,300     114,400     103,400      92,500

  400,000         63,200     105,100     150,200     195,300     184,400     173,400     162,500


(1)   Estimated benefit calculation assumes retirement at age 65 in the year 2002.


DEFINED CONTRIBUTION SAVINGS PLAN

    All full-time employees of the Company and subsidiaries are eligible to participate in the Cass Information Systems, Inc. 401(k) Plan. Employees may voluntarily defer up to 15% of pre-tax earnings subject to the IRS maximum limitation, which was $10,500 for 2000. Voluntary deferrals contributed to the 401(k) Plan by the Executive Officers are included in Annual Salary Compensation in the Summary Compensation Table. The Company matches 50% of the first 3% of employee contributions, subject to IRS limitations. Amounts contributed to the Plan in 2000, for the benefit of the Executive Officers, are included in Other Compensation in the Summary Compensation Table. Each Executive Officer is fully vested in Company contributions.


BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors (the "Committee") is composed of three independent directors, one of which serves as chairman of the Committee. The Committee administers the Executive Compensation Program of the Company and none of these members has been or is an employee of the Company or of any of its subsidiaries. All material items relative to Executive Compensation or any benefit compensation for the entire Company must be analyzed, reviewed and approved by the Compensation Committee. While the Committee may seek input occasionally from the Chief Executive Officer, the Chief Financial Officer or the Director of Human Resources, all matters are independently resolved and decided without the presence or voting of any officer of the Company or its subsidiaries. The Compensation Committee of the Board is also responsible for recommending salary levels for executive officers to the Board of Directors of the Company and recommending the overall levels of salary compensation for the entire corporation.

    The Committee's philosophy with regard to executive compensation has been to seek to provide programs which will allow the Company to acquire and maintain competent executive officers and to attract and maintain other management personnel with the capabilities and requirements determined necessary to continue to lead the Company in meeting its objectives and in furthering its growth and profitability. It is further the philosophy of the Committee to constantly upgrade the caliber of performance of the Company's staff and reward its people in accordance with the results that are accomplished. The Committee believes that total compensation should be related to profits and to the performance of the Company. For this reason, a significant component of the compensation of the Company's executives is tied to an incentive bonus plan that is directly related to the Company's pre-tax earnings. Most of the executives received increases in 2000 bonuses due to the improved level of profits achieved by the Company.

    The Committee reviews the CEO's salary annually in December for the following fiscal year. Bonuses are calculated in July and January, and relate directly to the profit performance for the year. The CEO's bonus is a percentage of total profit sharing allocations and fluctuates with the Company's return on equity. The CEO's salary was not increased in 2000 as a result of decreased profits in 1999. The increase in the CEO's bonus for 2000 is directly related to improved profit performance in 2000.
A three-year stock grant was provided to the CEO in January 1999; no additional stock compensation was provided in 2000.

    The Committee generally seeks to maintain salaries at the mid-point levels of competitive peer groups. Bonuses are available to all personnel in the Company based upon the level of profits before taxes achieved by the Company. These bonuses are distributed on the basis of merit. Performance is measured on the basis of several factors deemed relevant to performance and bonuses are distributed on the basis of these evaluations. The determination of bonuses for the Company's executive officers is a subjective process which utilizes no specific performance criteria, but which does consider growth in the Company's profits, resources, and the quality of the Company's operations, as well as adherence to regulatory requirements.

    The Committee utilizes the services of Peter R. Johnson & Company of West Chester, Pennsylvania in determining the levels of peer compensation within its industry. Additionally, the Committee utilizes the services of Towers Perrin for evaluation of the compensation of its top executive positions.
The Committee considers stock options and grants to be a significant motivational tool for rewarding its executive officers and senior management. Stock awards provided under the Company's stock option plan are granted primarily on the basis of performance of the Company, performance of the individual operating subsidiaries, the relationship of the Company's performance to other companies in its peer group, and the recommendation of the CEO. No new stock incentive programs were provided in 2000. The company utilizes the services of Towers Perrin in determining appropriate stock incentive and compensation and annually reviews information from other compensation sources to obtain comparative compensation information for similar companies and companies performing in industries similar to those of its operating subsidiaries.



                                    Irving A. Shepard, Chairman
                                    Robert J. Bodine
                                    Andrew J. Signorelli

PERFORMANCE GRAPH

    The following graph compares the percentage change in the Company's cumulative total shareholder return on Common Stock as quoted on the Nasdaq National Market System beginning with July 1, 1996, which was the initial date the Company's shares were so quoted, with the cumulative total return, including all dividends, of (i) the Nasdaq Stock Market Index for United States companies, (ii) the Nasdaq Bank Stocks Index and (iii) the Nasdaq Computer and Data Processing Stocks Index. The Nasdaq Computer and Data Processing Stocks Index has been added to the graph to reflect a more relevant peer group for the Company. Beginning in 2002, the Nasdaq Bank Stocks Index will be omitted from the Company's performance graph presentation and replaced with the Nasdaq Computer and Data Processing Stocks Index.


                    COMPARISON OF CUMULATIVE TOTAL RETURNS
    PERFORMANCE SINCE DATE FIRST QUOTED ON NASDAQ STOCK MARKET (7/1/1996)
                        CASS INFORMATION SYSTEMS, INC.


                                   [GRAPH]


                                                                             Nasdaq Computer
                         Cass Information    Nasdaq Stock     Nasdaq Bank       and Data
                           Systems, Inc.     Market (US)        Stocks      Processing Stocks   Index Level
   7/1/96      7/1/96         100.000          100.000          100.000          100.000          100.000
  7/31/96                     100.000           90.149           98.288           88.581          100.000
  8/30/96                     100.000           95.214          105.096           90.955          100.000
  9/30/96                     103.720          102.495          110.134          100.869          100.000
 10/31/96                     104.747          101.355          115.009           99.088          100.000
 11/29/96                     105.774          107.638          123.604          106.197          100.000
 12/31/96    12/31/96         108.508          107.547          124.362          104.880          100.000
  1/31/97                     111.281          115.178          131.279          114.394          100.000
  2/28/97                     116.481          108.803          138.691          105.127          100.000
  3/31/97                     126.575          101.708          133.695           97.371          100.000
  4/30/97                     123.098          104.879          136.695          110.056          100.000
  5/30/97                     114.057          116.757          145.230          122.133          100.000
  6/30/97                     152.573          120.347          155.565          124.820          100.000
  7/31/97                     139.276          133.026          167.503          137.821          100.000
  8/29/97                     138.576          132.827          166.140          134.130          100.000
  9/30/97                     140.696          140.698          183.465          136.529          100.000
 10/31/97                     140.696          133.368          184.211          133.736          100.000
 11/28/97                     141.400          134.073          191.388          137.115          100.000
 12/31/97    12/31/97         140.010          131.722          208.212          128.908          100.000
  1/30/98                     197.994          135.894          199.097          138.621          100.000
  2/27/98                     197.640          148.663          210.070          157.354          100.000
  3/31/98                     194.751          154.158          220.105          170.312          100.000
  4/30/98                     184.800          156.764          222.897          171.744          100.000
  5/29/98                     172.006          148.054          215.308          159.707          100.000
  6/30/98                     171.945          158.413          215.768          188.653          100.000
  7/31/98                     171.587          156.565          209.313          182.367          100.000
  8/31/98                     164.438          125.530          170.456          148.156          100.000
  9/30/98                     144.628          142.946          182.126          176.993          100.000
 10/30/98                     146.787          149.226          195.326          171.975          100.000
 11/30/98                     146.787          164.398          201.482          199.025          100.000
 12/31/98    12/31/98         144.215          185.756          206.873          229.967          100.000
  1/29/99                     144.215          212.719          201.749          278.035          100.000
  2/26/99                     144.940          193.670          200.003          246.618          100.000
  3/31/99                     145.328          208.324          198.501          277.367          100.000
  4/30/99                     144.598          215.035          213.106          263.218          100.000
  5/28/99                     143.867          209.080          209.644          256.873          100.000
  6/30/99                     144.244          227.892          213.125          288.529          100.000
  7/30/99                     144.244          223.782          206.941          271.539          100.000
  8/31/99                     143.140          233.245          199.192          285.926          100.000
  9/30/99                     151.320          233.566          193.964          300.476          100.000
 10/29/99                     139.452          252.286          209.421          323.084          100.000
 11/30/99                     129.067          282.980          206.404          374.984          100.000
 12/31/99    12/31/99         121.198          345.224          198.876          505.252          100.000
  1/31/00                     120.450          332.447          186.726          446.519          100.000
  2/29/00                     122.694          395.644          168.283          528.705          100.000
  3/31/00                     119.373          387.495          179.637          499.633          100.000
  4/28/00                     126.928          325.932          174.720          383.092          100.000
  5/31/00                     127.684          286.614          183.334          336.489          100.000
  6/30/00                     126.619          336.907          174.832          408.262          100.000
  7/31/00                     124.330          318.661          182.114          366.701          100.000
  8/31/00                     118.686          356.325          195.462          413.286          100.000
  9/29/00                     107.896          310.045          208.074          377.811          100.000
 10/31/00                     106.355          284.460          205.392          345.688          100.000
 11/30/00                     113.484          219.302          206.862          251.378          100.000
 12/29/00    12/29/00         109.087          207.755          227.092          233.763          100.000

PRINCIPAL SHAREHOLDERS

    The following table contains information with respect to beneficial ownership of the Company's outstanding common stock, as of March 5, 2001, by:
(1) each person known to the Company to be the beneficial owner of more than 5% of common stock, (2) each director of the Company and (3) each executive officer of the Company named in the Summary Compensation Table. Unless otherwise indicated, the address of all such persons is c/o Cass Information Systems, Inc., 13001 Hollenberg Drive, Bridgeton, Missouri 63044. Unless otherwise indicated, the named person has sole voting and dispositive rights with respect to such shares.

Name of                                    Number of Shares           Percent
Beneficial Owner                          Beneficially Owned         of Class
----------------                          ------------------         --------
Robert J. Bodine                                81,300 (1)             2.48%
William C. Bouchein                                 --                    *
Eric H. Brunngraber                              5,566 (2)                *
Bryan S. Chapell                                   570 (3)                *
Lawrence A. Collett                             70,259 (4)             2.14
Thomas J. Fucoloro                                 300 (5)                *
Harry J. Krieg                                  50,888 (6)             1.55
Howard A. Kuehner                               85,104 (7)             2.59
Jake Nania                                     344,066 (8)            10.48
Irving A. Shepard                               17,406 (9)                *
A. J. Signorelli                               109,310 (10)            3.33
John J. Vallina                                 10,780 (11)               *
Bruce E. Woodruff                                6,800 (12)               *
All executive officers and directors           -------
   as a group                                  782,349                23.83%
                                               -------

-----------------------------

*     Less than 1% of class.

(1) Includes 1,000 shares held in trust with Mr. Bodine having sole voting and dispositive power. In addition, 300 of these shares were granted under the Company's 1995 Restricted Bonus Plan and are subject to forfeiture; Mr. Bodine has voting but no dispositive rights with respect to these shares. Excludes 8,784 shares held in a trust as to which Mr. Bodine's wife has sole voting and dispositive power.

(2) Of these shares, 600 are owned jointly with his wife. Includes 4,966 shares Mr. Brunngraber has the right to acquire under the 1995 Performance-Based Stock Option Plan.

(3) Of these shares, 100 are owned jointly with his wife. Includes 200 shares that were granted under the Company's 1995 Restricted Bonus Plan and are subject to forfeiture; Mr. Chapell has voting but no dispositive rights with respect to these shares.

(4) Of these shares, 37,160 are owned jointly with his wife. In addition, 1,666 of these shares were granted under the Company's 1995 Restricted Bonus Plan and are subject to forfeiture; Mr. Collett has voting but no dispositive rights with respect to these shares. Includes 22,232 shares Mr. Collett has the right to acquire under the 1995 Performance-Based Stock Option Plan.

(5) These shares were granted under the Company's 1995 Restricted Bonus Plan and are subject to forfeiture; Mr. Fucoloro has voting but no dispositive rights with respect to these shares. Excludes 200 shares held in a trust as to which Mr. Fucoloro's wife has sole voting and dispositive powers.

(6) These shares are in trust with Mr. Krieg having shared voting and dispositive powers. Includes 300 shares that were granted under the Company's 1995 Restricted Bonus Plan and are subject to forfeiture; Mr.


                                      11


      Krieg has voting but no dispositive rights with respect to these shares. Excludes 51,211 shares owned by his wife.

(7) Of these shares, 23,180 are in a trust with Mr. Kuehner having shared voting and dispositive powers. Includes 300 shares that were granted under the Company's 1995 Restricted Bonus Plan and are subject to forfeiture; Mr. Kuehner has voting but no dispositive rights with respect to these shares. Excludes 53,494 shares owned by his wife.

(8) Of these shares 343,866 are in a trust with Mr. Nania having sole voting and dispositive power. In addition, 200 of these shares were granted under the Company's 1995 Restricted Bonus Plan and are subject to forfeiture; Mr. Nania has voting but no dispositive rights with respect to these shares.

(9) Includes 7,600 shares held in a trust with Mr. Shepard as trustee and beneficiary.

(10) Of these shares, 63,072 shares are held in trust with his sister and 46,238 are owned jointly with his wife. Excludes 2,656 shares owned by his wife.

(11) Of these shares, 6,370 are held in trust with Mr. Vallina having shared voting and dispositive power. Includes 4,410 shares Mr. Vallina has the right to acquire under the 1995 Performance-Based Stock Option Plan.

(12) Of these shares 6,600 are held in a trust with Mr. Woodruff having sole voting and dispositive power. Includes 200 shares that were granted under the Company's 1995 Restricted Bonus Plan and are subject to forfeiture; Mr. Woodruff has voting but no dispositive rights with respect to these shares.


CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

    Some of the directors and officers of the Company and of the Bank, and members of their immediate families and firms and corporations, with which they are associated, have had transactions with the Bank, including borrowing and investments in depository accounts. All such loans and investments have been made in the ordinary course of business, have been made on substantially the same terms, including interest rates paid or charged and collateral required, as those prevailing at the same time for comparable transactions with unaffiliated persons, and did not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 2000, the aggregate amount of all loans and available credit to officers and directors of the Company and to firms and corporations in which they have at least a 10% beneficial interest was approximately $53,120, which represented approximately 0.1% of the Company's consolidated shareholders' equity at that date.

    Bruce E. Woodruff, a director and shareholder of the Company, is of counsel to the law firm of Armstrong Teasdale LLP, counsel to the Company and subsidiaries.


SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

    To the Company's knowledge, based solely on review of copies of such reports furnished to the Company and written representations that no other reports were required, during 2000 all Section 16(a) filing requirements were complied with by all persons who, during the year, were directors, officers or holders of 10% or more of the Company's shares except that Mr. Chapell failed to timely file Form 4 for a stock purchase transacted in 2000.
The transaction has since been reported.

AUDIT AND COMPLIANCE COMMITTEE REPORT

    The Board of Directors maintains an Audit and Compliance Committee comprised of five outside directors. The Board of Directors and the Audit and Compliance Committee believes that the Audit and Compliance Committee's current member composition satisfies the Nasdaq rule that governs audit committee composition, including the requirement that audit committee members be "independent directors" as that term is defined by NASD Rule 4200 (a)(14).

    The Audit and Compliance Committee adopted a written charter in January 2001. The full text of the charter is attached to this Proxy Statement as
Exhibit I.

    During 2000, the Company incurred the following fees for services performed by KPMG LLP, the Company's independent auditors.

               Audit Fees                                                       $85,000
               Financial Information Systems Design and Implementation Fees     $  --
               All Other Fees (1)                                               $73,171

    (1) The Audit and Compliance Committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence.

    In connection with the December 31, 2000 financial statements, the Audit and Compliance Committee (1) reviewed and discussed the audited financial statements with management; (2) discussed with the auditors the matters required by Statement on Auditing Standards No. 61; and (3) received and discussed with the auditors the matters required by Independence Standards Board Statement No. 1. Based upon these reviews and discussions, the Audit and Compliance Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K filed with the SEC.


                                    Thomas J. Fucoloro, Chairman
                                    Harry J. Krieg
                                    Howard A.  Kuehner
                                    Irving A. Shepard
                                    Bruce E. Woodruff



                            SELECTION OF AUDITORS

    KPMG LLP were the auditors of the Company during the year ended December 31, 2000 and also have been selected by the Board of Directors to serve as auditors for the present year.

    KPMG LLP has served as the Company's independent auditors since 1983.

    A representative of KPMG LLP is expected to be present at the Meeting, will have an opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions of Shareholders.

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS VOTING FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR 2001.

                                OTHER MATTERS

    Management does not intend to present to the Annual Meeting any business other than the items stated in the "Notice of Meeting of Shareholders" and does not know of any matters to be brought before the Meeting other than those referred to above. If, however, any other matters properly come before the Meeting, the persons designated as proxies will vote on each such matter in accordance with their best judgment.

    Whether or not you expect to be at the Meeting in person, please sign, date and return promptly the enclosed Proxy. No postage is necessary if the Proxy is mailed in the United States.

                            SHAREHOLDER PROPOSALS

    Any proposal to be presented at next year's Annual Meeting must be received at the principal executive offices of the Company not later than November 20, 2001. Any such proposals should be directed to the attention of the Secretary for consideration for inclusion in the Company's Proxy Statement and Form of Proxy relating to the next Annual Meeting. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission. It is suggested that proponents of any proposals submit such proposals to the Company sufficiently in advance of the deadline by Certified Mail-Return Receipt Requested.

                                    By Order of the Board of Directors



                                    Eric H. Brunngraber
                                    Secretary

                                                                     EXHIBIT I


SECTION NO. 02:      BOARD OF DIRECTORS         PAGE NO. 02-00-01

SUBJECT NO. 00:      AUDIT AND COMPLIANCE       DATE: June 16, 1992
                     COMMITTEE CHARTER          REVISED: Jan. 7, 2001

The purpose of this charter is to set forth the objectives, composition, and responsibilities of the Audit and Compliance Committee of the Board of Directors.

  I.   OBJECTIVES
       ----------

       The primary goal of the Committee is to assist the Board of Directors in fulfilling its fiduciary responsibilities relating to regulatory compliance, corporate accounting and financial reporting practices of the holding company and each of its subsidiaries. In addition, the Committee will:

       * Oversee and appraise the quality of the internal and external audit processes;

       * Maintain free and open means of communication between the Directors, the independent accountant, the internal auditor, and the financial management of the company;

       * Serve as an independent and objective party to review the financial information presented by management to shareholders, regulators, and the general public;

       * Review the adequacy of the company's administrative, operating and internal accounting controls, and the company's compliance with the letter and spirit of applicable Federal and state laws and regulations.


 II.   COMPOSITION
       -----------

       The Committee will be comprised of at least three directors who are independent of the management of the company and are free from any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgement as a committee member. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.


III.   RESPONSIBILITIES AND DUTIES
       ---------------------------

       The Committee will hold at least four meetings per year, and such additional meetings as the Committee shall require in order to perform the following duties:

       1. Review and assess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

       2. Recommend to the Board of Directors the independent accountant to be nominated, approve the compensation of the independent accountant, and review and approve the discharge of the independent accountant.

       3. Review and concur in the appointment, replacement, or dismissal of the internal auditor.


                                   02-00-01

                                                                   EXHIBIT I


SECTION NO. 02:      BOARD OF DIRECTORS         PAGE NO. 02-00-02

SUBJECT NO. 00:      AUDIT AND COMPLIANCE       DATE: June 16, 1992
                     COMMITTEE CHARTER          REVISED: Jan. 7, 2001

       4. Consider, in consultation with the independent accountant and the internal auditor, the audit scope and plan of the internal auditor and independent accountant.

       5. Review with the internal auditor and the independent accountant the coordination of audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

       6. Meet with the internal auditor, independent accountant and management in private sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Committee.

       7. Determine that there are no management restrictions placed on the internal auditor or the independent accountant.

       8. Review the annual audited financial statements. The review should include discussion with financial management and the independent accountants of significant issues regarding accounting principles, practices and judgements.

       9. Review with financial management and/or the independent auditors the company's quarterly financial results. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent accountants in accordance with SAS 61.

       10. Receive and review reports from the internal auditor and the independent accountant that assess the adequacy and effectiveness of the company's internal accounting control system; accounting policies and procedures; and, financial and accounting management.

       11. Review legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies, and programs and reports received from regulators.

       12. Monitor management's response and actions taken to correct any deficiencies noted by internal auditors, independent accountants or regulatory agencies.

       13. Review the results of monitoring compliance with the company's code of conduct.

       14. Perform an annual assessment of the Bank's performance in meeting the requirements of the Community Reinvestment Act.

       15. Conduct or authorize investigations into any matters within the committee's scope of responsibilities, and perform such other functions as assigned by law, the company's by-laws, or the Board of Directors.


                                   02-00-02

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL              Please mark
OF THE FOLLOWING PROPOSALS:                                  your votes as  /X/
                                                              indicated in
                                                              this example

1. Election of three directors to serve until the year 2004, or until their successors are elected and qualified.

   FOR ALL NOMINEES         WITHHOLD            Nominees: Messrs. Lawrence A.
    LISTED AT RIGHT         AUTHORITY           Collett, Irving A. Shepard
   (EXCEPT AS MARKED     TO VOTE FOR ALL        and Andrew J. Signorelli
   TO THE CONTRARY)      NOMINEES LISTED
                            AT RIGHT            (INSTRUCTIONS: To withhold
        / /                   / /               authority to vote for an
                                                individual nominee write
                                                that nominee's name on the
                                                line below.)

                                                ------------------------------


2. Ratification of the selection of KPMG
   LLP as independent public accountants
   for 2001.

   FOR        AGAINST      ABSTAIN
   / /         / /           / /


When properly executed and returned, this proxy will be voted in the manner specified thereon, and in the best judgement of the Proxies on any other business which properly comes before the meeting. If no manner is specified, this proxy will be voted FOR proposals 1 and 2.

------------------------------------------------------------/--------------
                                    SIGNATURE OF SHAREHOLDER      DATE

------------------------------------------------------------/--------------
                                    SIGNATURE OF SHAREHOLDER      DATE

NOTE: PLEASE SIGN AS YOUR NAME APPEARS HEREON. IF SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL NAME AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY AN AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN FULL PARTNERSHIP NAME BY AUTHORIZED PERSON.

------------------------------------------------------------------------------
                    [ARROW] FOLD AND DETACH HERE [ARROW]

[CASS LOGO]


March 19, 2001

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders:

    The Annual Meeting of Shareholders of Cass Information Systems, Inc. will be held at the offices of Cass Information Systems, Inc. located at 13001 Hollenberg Drive, Bridgeton, Missouri on Monday, April 16, 2001 at 11:00 a.m., for the following purposes:

    1.   To elect directors for three year terms and until the 2004 Annual
         Meeting.

    2. Ratification of the selection of KPMG LLP as independent public accountants for 2001.

    3. To act upon such other matters as may properly come before the meeting.

    The close of business on March 5, 2001 has been fixed as the record date for determining shareholders entitled to notice of and to vote at the Meeting.

                                    By order of the Board of Directors,


                                    Eric H. Brunngraber, Secretary

                          CASS INFORMATION SYSTEMS, INC.

                       SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned hereby constitutes and appoints Lawrence A. Collett, and Eric H. Brunngraber, and either of them, attorneys with full power of substitution, with the powers the undersigned would possess if personally present, to vote all shares of Common Stock of the undersigned in CASS INFORMATION SYSTEMS, INC. at the Annual Meeting of Shareholders to be held at 11:00 a.m., April 16, 2001 and at any adjournments thereof on all matters properly before the meeting.





                  (CONTINUED AND TO BE SIGNED ON OTHER SIDE.)




------------------------------------------------------------------------------
                    [ARROW] FOLD AND DETACH HERE [ARROW]

                                  APPENDIX

    Page 10 of the printed proxy contains a performance graph. The information contained in the graph is depicted in the table that immediately follows the graph.